Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Stock Incentive Plan of Salix Pharmaceuticals, Ltd. of our report dated April 10, 2014, with respect to the consolidated financial statements of Santarus, Inc. included in the Current Report on Form 8-K dated May 30, 2014 of Salix Pharmaceuticals, Ltd., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

August 8, 2014